UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 11, 2009

Wireless Telecom Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.

          On August 11, 2009, Wireless Telecom Group, Inc. (the “Company”) and James M. (“Monty”) Johnson, the Company’s Vice Chairman of the Board and Chief Executive Officer, mutually agreed to terminate his employment agreement with the Company dated January 23, 2006 (the “Johnson Employment Agreement”) to permit him to pursue other opportunities. As a result, effective August 11, 2009, Mr. Johnson ceased to serve as Chief Executive Officer of the Company. Pursuant to the Johnson Employment Agreement, concurrently with such termination, Mr. Johnson resigned as Vice Chairman of the Board, effective immediately.

          Other than Mr. Johnson’s prior employment with, and service as a director of, the Company, there is no material relationship between the Company or its affiliates and Mr. Johnson.

          Under the terms of the Johnson Employment Agreement, Mr. Johnson was entitled to receive, among other things, an annual base salary, currently in the amount of $230,000, and an annual bonus, in the Company’s sole discretion, currently in the amount of up to $250,000, which was to be determined based on achieving a certain minimum revenue and profit compounded annual growth rate. Pursuant to the Johnson Employment Agreement, in 2006 Mr. Johnson received qualified stock options to purchase up to 500,000 shares of the Company’s Common Stock, 50% of which vested in 2008 and 50% of which vested in 2009, at an exercise price of $2.68 per share. The Johnson Employment Agreement also provided that Mr. Johnson would be entitled to reimbursement of his relocation expenses, currently up to $50,000, as and when actually accrued upon presentation of detailed receipts therefor.

          The foregoing is a summary of the material terms of the Johnson Employment Agreement, the full terms of which are incorporated herein by reference to the Johnson Employment Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 25, 2006, and to the description thereof contained under the caption “Employment Contracts, Termination of Employment and Change-In-Control Arrangements” in the Company’s definitive proxy materials filed with the Commission on April 30, 2009, the full text of which is incorporated herein by reference.

          Pursuant to the terms of a Severance Agreement dated as of April 11, 2008, between the Company and Mr. Johnson (the “Johnson Severance Agreement”), Mr. Johnson will continue to receive his base compensation currently in effect for a period of nine months after termination and the continuation of all benefits, to the extent permissible under the applicable benefits programs, in which he currently participates for a period of nine months following his termination. If Mr. Johnson obtains subsequent employment during such nine-month period and if he receives benefits through such subsequent employment, the Company may terminate his continuing benefits.

          The foregoing is a summary of the material terms of the Johnson Severance Agreement, the full terms of which are incorporated herein by reference to the Johnson Severance Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 17, 2008, and to the description thereof contained under the caption “Employment Contracts, Termination of Employment and Change-In-Control Arrangements” in the Company’s definitive proxy materials filed with the Commission on April 30, 2009, the full text of which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

          The information set forth in Item 1.02 above is incorporated into this Item 5.02 in its entirety by reference.

(b)      On August 11, 2009, the Company and Mr. Johnson mutually agreed to terminate his employment as Chief Executive Officer of the Company effective as of that date. As a result, pursuant to the terms of the Johnson Employment Agreement, Mr. Johnson resigned, effective August 11, 2009, as Vice Chairman of the Board of Directors of the Company. Mr. Johnson’s departure is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including with regard to the accuracy of the Company’s financial statements or to any change in the Company’s business.

           On August 11, 2009, the Company and Lawrence D. Henderson mutually agreed to terminate his employment as Senior Vice President of Global Customer Operations and Chief Marketing Officer, effective as of that date. Mr. Henderson’s departure is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including with regard to the accuracy of the Company’s financial statements or to any change in the Company’s business.

(c)      On August 11, 2009, the Company’s Board of Directors appointed Paul Genova to serve as interim Chief Executive Officer.

          Mr. Genova has served as the Company’s Chief Financial Officer since September 2003 and since March 2004 has served as the Company’s President. From March 2004 until July 2005, Mr. Genova served as a director of the Company and from September 2005 to January 2006, Mr. Genova served as interim Chief Executive Officer of the Company. From 1994 to February 2002, Mr. Genova served as Chief Financial Officer of Wilson Logistics, Inc., a supply chain management and industrial services provider, which is a wholly owned subsidiary of Wilson Logistics Holdings, AB Sweden. From 1985 to 1994, Mr. Genova worked with Deloitte & Touche as a Senior Audit Manager, working with various global manufacturing companies. Mr. Genova earned his New York CPA certificate in 1983 and has a Bachelor of Science degree in Accounting from Manhattan College.

Item 7.01     Regulation FD Disclosure.

           On August 13, 2009, the Company issued a press release announcing the departure of Mr. Johnson and Mr. Henderson and the change in position of Mr. Genova, all as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. This Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01      Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 13, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: August 11, 2009	By:	/s/ Paul Genova
Paul Genova
Chief Executive Officer, President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 13, 2009.